Exhibit 99.1

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

January 19, 2006	02/06

Chittenden Corporation Reports Record Earnings and Announces Quarterly Dividend

Burlington, VT – Chittenden Corporation (NYSE:CHZ) Chairman, President and Chief Executive Officer, Paul A. Perrault, today announced record earnings for the quarter ended December 31, 2005, of $21.8 million, or $0.46 per diluted share. For the twelve months of 2005, earnings were a record $83.4 million, 11% higher than in 2004, or $1.77 per diluted share. Chittenden also announced its quarterly dividend of $0.18 per share, which will be paid on February 10, 2006, to shareholders of record on January 27, 2006.

FOURTH QUARTER 2005 FINANCIAL HIGHLIGHTS

•	Earnings were 9% higher than the same period in 2004 driven by expanding net interest income, excellent credit quality and strong expense control.

•	Total loans increased more than 10% from year-end 2004 with strong growth in several commercial categories.

•	Total deposits also experienced strong organic growth of more than 9% from December 31, 2004.

•	The efficiency ratio declined to 54.37% for the fourth quarter of 2005, which is the lowest level in the last six years.

•	Nonperforming assets (NPAs) declined 19% from the end of 2004 and the NPAs to loans ratio of 36 basis points is the lowest in six years. Chittenden experienced only 5 basis points in net charge-offs for 2005 which is the lowest level in more than 10 years.

In making the announcement, Perrault said, “I am extremely pleased to report these record setting results. We have proven time and time again that we can make progress in a variety of economic cycles. I expect as interest rates begin to stabilize in 2006 that the numerous competitive pressures we face will only intensify. Maintaining our usual diligence and focus on providing thoughtful financial solutions for customers will be critical to our ability to continue to consistently deliver strong results.”

ASSETS

Total assets increased approximately $394 million or 6.5% from a year ago to $6.5 billion at December 31, 2005. Total loans increased $410 million to $4.5 billion at December 31, 2005. The increases were attributable to continued growth across all loan categories, particularly in the commercial and commercial real estate portfolios, residential real estate loans, and municipal loans. The growth in commercial and commercial real estate was particularly strong in Vermont, New Hampshire and Massachusetts. In addition, financings for commercial customers also influenced the construction loan portfolio growth, which increased $18 million from year-end 2004.

LIABILITIES

Total deposits increased $476 million from year-end 2004 and $121 million from September 30, 2005. The increase from December 31, 2004 was driven primarily by commercial and municipal customers and resulted in higher activity in demand, CMA/money market accounts, and jumbo CDs. Borrowings at December 31, 2005 were $227 million, compared with $356 million at December 31, 2004 and $244 million at September 30, 2005. The decrease from December 31, 2004 was due to higher levels of deposits, which were utilized to reduce short-term borrowings and fund loan growth.

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

NET INTEREST INCOME

Net interest income on a tax equivalent basis for the three months ended December 31, 2005 was $63.7 million, which was up approximately $900,000 on a linked quarter basis and $4.1 million from the same period a year ago. The increase in net interest income from the same period a year ago was due to continued growth in average earning assets as well as a higher net interest margin. The Company’s net interest margin for the fourth quarter was 4.30%, an increase of 3 basis points from the fourth quarter of last year and a decrease of 5 basis points from the third quarter of 2005. The increase in the net interest margin from the same period a year ago primarily related to a higher yield on loans, which was driven by increases in the prime rate, as well as continued improvement in the Company’s asset mix. The decline on a linked quarter basis was due to higher funding costs, slower loan growth and lower interest recoveries on non-performing assets. For 2005 the net interest margin was 4.31% compared with 4.21% for 2004.

NONINTEREST INCOME

Noninterest income for the fourth quarter of 2005 was $17.4 million, up $528,000 from the same period a year ago and down $327,000 on a linked quarter basis. Investment management and trust income declined $275,000 from the same period in 2004 primarily due to lower annuity sales. Mortgage servicing income increased $867,000 from the fourth quarter of 2004 due to lower impairment charges and lower amortization. Gains on sales of mortgage loans decreased $303,000 from the fourth quarter of 2004 due to lower volumes of loan sales caused by higher mortgage interest rates. Other noninterest income increased $569,000 from the same period in 2004 primarily due to higher late fees, payroll services income and other income. The decrease in noninterest income from the third quarter of 2005 was due to lower gains on sales of loans and insurance commissions.

NONINTEREST EXPENSE

Noninterest expense was $45.2 million for the fourth quarter of 2005, an increase of $568,000 on a linked quarter basis and $2.2 million from the same period a year ago. The increase on a linked quarter basis was due to higher other expense, which was partially offset by lower salary expense. The increase in other expense was primarily due to higher marketing, accounting and miscellaneous charge-offs. The lower salary expense related to reduced levels of incentive compensation, as well as lower sales based commissions. The increase from the same quarter a year ago is primarily a result of higher employee benefits, net occupancy and other expense. The increase in employee benefits related to higher pension costs. Net occupancy expense increased due to higher utility and property expenses as well as the opening of new branches in Westborough, Massachusetts and Manchester, New Hampshire. The increase in other expenses was primarily due to higher marketing, accounting and legal expense.

INCOME TAXES

The effective income tax rates for 2005 were 35.7% for the fourth quarter and 36.1% for the full year compared with 36.0% and 36.4% for the respective periods in 2004. The lower effective income tax rates were primarily attributable to higher levels of tax-exempt municipal loan interest income.

CREDIT QUALITY

Net charge-offs as a percentage of average loans were 2 basis points in the fourth quarter and 5 basis points for the year ended December 31, 2005, compared to 3 basis points and 7 basis points for the respective periods in 2004. Net charge-offs on a year-to-date basis totaled $2.2 million compared with $2.8 million in 2004. Nonperforming assets were $16.2 million at December 31, 2005, down 11% from September 30, 2005 and 19% from December 31, 2004. Nonperforming assets as a percentage of total loans at the end of the fourth quarter of 2005 were 36 basis points, which was down from 41 basis points

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

in the third quarter of 2005 and 49 basis points at the end of 2004. As a percentage of total loans, the allowance for credit losses was 1.38%, down from 1.39% at September 30, 2005, and 1.45% at December 31, 2004.

EARNINGS CONFERENCE CALL

Kirk W. Walters, Executive Vice President and Chief Financial Officer of Chittenden Corporation, will host a conference call on January 19, 2006 at 10:30 am eastern time to discuss these earnings results. The Company may answer one or more questions concerning business and financial developments and trends and other business. Some of the responses to these questions may contain information that has not been previously disclosed. Interested parties may access the conference call by calling 800-659-1966, passcode 70580966. International dial-in number is 617-614-2711. Participants are asked to call in a few minutes prior to the call to allow time for registration. Internet access to the call is also available (listen only) by clicking “webcasts” under the Investor Resources section of the Company’s website at http://www.chittendencorp.com. A replay of the call will be available through January 26, 2006 by calling 888-286-8010 (International dial number is 617-801-6888), passcode 34931005. A replay of the call will also be available on the Company’s website at the address above for an extended period of time.

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, the Company offers a broad range of financial products and services to customers throughout Northern New England and Massachusetts, including deposit accounts and services; commercial and consumer loans; insurance; and investment and trust services to businesses, individuals, and the public sector. Chittenden Corporation’s news releases, including earnings announcements, are available on the Company’s website.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chittenden intends for these forward-looking statements to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations.

These differences may be the result of various factors, including changes in general, national or regional economic conditions, changes in loan default and charge-off rates, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in interest rates, changes in levels of income and expense in noninterest income and expense related activities, competition and other risk factors.

For further information on these risk factors and uncertainties, please see Chittenden’s filings with the Securities and Exchange Commission, including Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2004. Chittenden undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

[1]	Chittenden’s subsidiaries are Chittenden Trust Company, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, and Ocean National Bank. Chittenden Trust Company also operates under the names Chittenden Bank, CHZ Services Group, Mortgage Service Center, and it owns Chittenden Insurance Group, and Chittenden Securities, Inc.

CHITTENDEN CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In Thousands)

	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04
Assets:
Cash and Cash Equivalents	$180,707	$150,409	$176,425	$146,861	$136,468

Securities Available For Sale	1,383,909	1,348,521	1,363,180	1,409,434	1,446,221
FRB / FHLB Stock	19,352	19,352	19,352	19,352	19,243
Loans Held For Sale	19,737	34,774	22,611	22,131	33,535

Loans:
Commercial & Industrial	848,420	841,430	831,537	812,050	801,369
Municipal	160,357	156,630	79,070	98,128	106,120
Multi-Family	196,590	192,563	185,920	180,632	182,541
Commercial Real Estate	1,778,202	1,760,621	1,736,665	1,651,247	1,590,457
Construction	192,165	173,909	124,648	133,799	174,283
Residential Real Estate	737,462	724,873	733,472	712,133	688,017
Home Equity Credit Lines	316,465	316,733	307,866	297,649	294,656
Consumer	257,829	259,865	255,239	242,239	239,750

Total Loans	4,487,490	4,426,624	4,254,417	4,127,877	4,077,193
Less: Allowance for Loan Losses	(60,822)	(61,468)	(60,805)	(59,811)	(59,031)

Net Loans	4,426,668	4,365,156	4,193,612	4,068,066	4,018,162

Accrued Interest Receivable	32,621	29,202	29,689	28,443	28,956
Other Assets	84,511	81,616	78,629	66,746	64,970
Premises and Equipment, net	69,731	70,509	71,632	72,336	74,271
Mortgage Servicing Rights	13,741	12,970	12,073	12,074	11,826
Identified Intangibles	17,655	18,320	18,983	19,648	20,422
Goodwill	216,038	216,136	216,136	216,136	216,136

Total Assets	$6,464,670	$6,346,965	$6,202,322	$6,081,227	$6,070,210

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Demand	$973,752	$988,096	$934,234	$881,954	$890,561
Savings	489,734	499,119	502,525	514,215	519,623
NOW	861,000	891,058	908,148	898,720	890,701
CMAs/ Money Market	1,749,878	1,592,743	1,418,634	1,527,753	1,577,474
Certificates of Deposit less than $100,000	814,289	814,435	811,389	763,502	735,577
Certificates of Deposit $100,000 and Over	625,682	607,897	569,505	477,019	424,794

Total Deposits	5,514,335	5,393,348	5,144,435	5,063,163	5,038,730

Securities Sold Under Agreements to Repurchase	56,315	64,114	56,775	91,443	76,716
Other Borrowings	171,008	179,552	296,903	254,418	279,755
Accrued Expenses and Other Liabilities	60,488	63,428	64,466	54,721	54,752

Total Liabilities	5,802,146	5,700,442	5,562,579	5,463,745	5,449,953

Stockholders’ Equity:
Common Stock	50,220	50,220	50,210	50,207	50,204
Surplus	251,825	250,009	249,117	248,864	249,036
Retained Earnings	434,644	421,180	407,865	395,410	384,679
Treasury Stock, at cost	(60,801)	(65,684)	(67,657)	(68,233)	(69,246)
Other Comprehensive Income	(18,968)	(14,595)	(4,978)	(13,747)	672
Directors Deferred Compensation to be Settled in Stock	5,604	5,400	5,197	4,996	4,930
Unearned Portion of Employee Restricted Stock	—	(7)	(11)	(15)	(18)

Total Stockholders’ Equity	662,524	646,523	639,743	617,482	620,257

Total Liabilities and Stockholders’ Equity	$6,464,670	$6,346,965	$6,202,322	$6,081,227	$6,070,210

CHITTENDEN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, except for per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2005	2004	2005	2004
Interest Income:
Loans	$71,834	$56,302	$261,359	$209,107
Investments	14,960	15,359	58,883	60,660

Total Interest Income	86,794	71,661	320,242	269,767

Interest Expense:
Deposits	20,904	10,300	63,926	36,439
Borrowings	2,857	2,167	12,003	7,830

Total Interest Expense	23,761	12,467	75,929	44,269

Net Interest Income	63,033	59,194	244,313	225,498
Provision for Credit Losses	1,354	1,825	5,154	4,377

Net Interest Income after Provision for Credit Losses	61,679	57,369	239,159	221,121

Noninterest Income:
Investment Management and Trust	5,047	5,322	20,017	21,622
Service Charges on Deposits	3,926	4,179	16,113	17,886
Mortgage Servicing Income (Loss)	607	(260)	1,829	159
Gains on Sales of Loans, Net	2,301	2,604	9,021	9,661
Gains on Sales of Securities	—	107	6	2,335
Loss on Prepayments of Borrowings	—	—	—	(1,194)
Credit Card, Net	1,193	1,074	4,536	4,150
Insurance Commissions, Net	1,134	1,223	6,365	6,966
Other	3,243	2,674	12,077	11,820

Total Noninterest Income	17,451	16,923	69,964	73,405

Noninterest Expense:
Salaries	21,655	21,302	87,374	84,619
Employee Benefits	5,717	5,281	22,218	21,958
Net Occupancy	5,900	5,410	24,094	22,669
Data Processing	951	916	3,457	6,188
Amortization of Intangibles	665	774	2,768	3,077
Conversion and Restructuring Charges	—	291	—	2,266
Other	10,340	9,022	38,797	35,595

Total Noninterest Expense	45,228	42,996	178,708	176,372

Income Before Income Taxes	33,902	31,296	130,415	118,154
Income Tax Expense	12,086	11,268	47,024	43,027

Net Income	$21,816	$20,028	$83,391	$75,127

Basic Earnings Per Share	$0.46	$0.43	$1.79	$1.63
Diluted Earnings Per Share	0.46	0.43	1.77	1.61
Dividends Per Share	0.18	0.18	0.72	0.70

CHITTENDEN CORPORATION

SELECTED QUARTERLY FINANCIAL DATA

(Unaudited)

(In thousands, except ratios and per share amounts)

	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04
Selected Financial Ratios

Return on Average Tangible Equity [1]	20.91%	21.25%	21.37%	20.35%	21.25%
Return on Average Equity	13.29%	13.39%	13.27%	12.46%	12.95%
Return on Average Tangible Assets [1]	1.43%	1.46%	1.44%	1.36%	1.39%
Return on Average Assets	1.35%	1.38%	1.36%	1.28%	1.31%
Net Yield on Earning Assets	4.30%	4.35%	4.29%	4.30%	4.27%
Efficiency Ratio[1]	54.37%	54.56%	57.14%	58.07%	55.64%

Tangible Capital Ratio	6.88%	6.74%	6.78%	6.53%	6.58%
Leverage Ratio	9.09%	9.08%	8.78%	8.66%	8.42%
Tier 1 Capital Ratio	11.05%	10.72%	10.56%	10.46%	10.44%
Total Capital Ratio	12.23%	11.89%	11.75%	11.65%	11.64%

Common Share Data
Common Shares Outstanding	46,829	46,557	46,437	46,402	46,342
Weighted Average Shares Outstanding	46,690	46,519	46,414	46,385	46,293
Weighted Average and Common Equivalent Shares Outstanding	47,291	47,109	46,901	46,918	46,960

Book Value per Share	$14.15	$13.89	$13.78	$13.31	$13.38
Tangible Book Value per Share[1]	$9.16	$8.85	$8.71	$8.23	$8.28

Credit Quality Data
Nonperforming Assets (including OREO)	$16,194	$18,299	$23,150	$20,692	$20,024
90 days past due and still accruing	3,038	2,720	1,981	4,543	2,604

Total	$19,232	$21,019	$25,131	$25,235	$22,628
Nonperforming Assets to Loans Plus OREO	0.36%	0.41%	0.54%	0.50%	0.49%

Allowance for Loan Losses	$60,822	$61,468	$60,805	$59,811	$59,031
Reserve for Unfunded Commitments[2]	1,200	—	—	—	—

Allowance for Credit Losses	$62,022	$61,468	$60,805	$59,811	$59,031

Allowance for credit losses to Loans	1.38%	1.39%	1.43%	1.45%	1.45%
Allowance for credit losses to Loans (excluding Municipals)	1.43%	1.44%	1.46%	1.48%	1.49%
Allowance for credit losses to Nonperforming Loans	392.06%	335.92%	262.71%	289.29%	296.41%

Gross Charge-offs	$1,840	$1,668	$1,313	$1,154	$2,821
Gross Recoveries	1,040	1,006	907	859	1,428

Net Charge-offs	$800	$662	$406	$295	$1,393

Net Charge-offs to Average Loans	0.02%	0.01%	0.01%	0.01%	0.03%

QTD Average Balance Sheet Data
Securities	$1,378,688	$1,341,648	$1,409,045	$1,450,210	$1,495,302
Loans, Net	4,408,205	4,316,317	4,174,491	4,057,647	4,000,917
Earning Assets	5,895,121	5,738,499	5,644,833	5,568,124	5,572,226
Total Assets	6,410,105	6,248,866	6,143,001	6,060,179	6,089,616
Deposits	5,454,388	5,270,406	5,085,064	5,000,949	5,128,344
Borrowings	246,660	272,257	367,617	386,613	291,919
Stockholders’ Equity	651,487	642,803	629,042	621,276	615,420

1. Reconciliation of non-GAAP measurements to GAAP

Net Income (GAAP)	$21,816	$21,687	$20,806	$19,082	$20,028
Amortization of core deposit intangible, net of tax	432	432	431	503	503

Tangible Net Income (A)	22,248	22,119	21,237	19,585	20,531

Average Equity (GAAP)	651,487	642,803	629,042	621,276	615,420
Average Core Deposit Intangible	17,992	18,688	19,417	20,155	20,919
Average Deferred Tax on CDI	(4,785)	(4,960)	(5,136)	(5,311)	(6,392)
Average Goodwill	216,103	216,136	216,136	216,136	216,502

Average Tangible Equity (B)	422,177	412,939	398,625	390,296	384,391

Return on Average Tangible Equity (A) / (B)	20.91%	21.25%	21.37%	20.35%	21.25%

Average Assets (GAAP)	6,410,105	6,248,866	6,143,001	6,060,179	6,089,616
Average Core Deposit Intangible	17,992	18,688	19,417	20,155	20,919
Average Deferred Tax on CDI	(4,785)	(4,960)	(5,136)	(5,311)	(6,392)
Average Goodwill	216,103	216,136	216,136	216,136	216,502

Average Tangible Assets (C)	6,180,795	6,019,002	5,912,584	5,829,199	5,858,587

Return on Average Tangible Assets (A) / (C)	1.43%	1.46%	1.44%	1.36%	1.39%

Efficiency Ratio: is computed by dividing total noninterest expense (less oreo expense, amortization expense and any nonrecurring items) by the sum of net interest income on a tax equivalent basis and total noninterest income (exclusive of gains and losses from bank investment securities, and nonrecurring items). The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency, e.g. (45,228+48-665-488) / (63,703+17,451) = 54.37%.

Tangible book value: is computed by subtracting goodwill and identified intangibles from equity, and dividing the resultant number by common shares outstanding, e.g. (662,524-17,655-216,038) / 46,829= $9.16.

While the Company’s management uses non-GAAP measures for operational and investment decisions and believes that these measures are among several useful measures for understanding its operating results and financial condition, these measures should not be construed as a substitute for GAAP measures. Non-GAAP measures should be read and used in conjunction with the Company’s reported GAAP operating results and financial information.

2. The reserve for unfunded commitments is included in other liabilities on the accompanying consolidated balance sheet.